News Release

Investor Contacts:

Crescendo Communications

T: 844-589-8760

mnga@crescendo-ir.com

MagneGas Generates Record Sales for March; 70% Year over Year Growth

TAMPA, FL – April 17, 2018 — MagneGas Corporation (“MagneGas” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced today that the Company generated record sales of $0.5 million for the month of March. These are the highest combined industrial gas and welding supply sales in corporate history. These figures did not include any sales from the Trico Welding Supply acquisition, which closed on April 3, 2018 [sic]. The record growth was largely due to recent acquisitions that expanded the Company into California, Texas and Louisiana, as well as continued growth in Florida. The Company has implemented an aggressive marketing initiative in these new markets, with a heavy emphasis on leveraging MagneGas2® to drive new client acquisition.

“We are pleased to see the immediate positive impact of our recent acquisitions,” commented Ermanno Santilli, CEO of MagneGas. “We acquired Green Arc and Complete Welding for access to rich industrial gas markets and gained access to a strong local sales team that has delivered excellent sales results for those businesses. We have also implemented a comprehensive product training program to educate our newly acquired customer base on the benefits of MagneGas2®, the world’s only renewable metal cutting fuel. We are rapidly gaining traction, and we expect our revenue growth to continue to accelerate.”

“Our recent acquisition strategy is paying off with tangible results,” commented Scott Mahoney, CFO of MagneGas. “We are seeing rapid sales growth, with 70% year-over-year growth for March, and 10% sequential monthly growth from February to March of this year. We are confident that our strategy is working and will transform the financial performance of the Company in 2018.”

About MagneGas Corporation

MagneGas® Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company’s testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas®, please visit the Company’s website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributors, ESSI, Green Arc Supply, Trico Welding Supply and Complete Welding of San Diego. ESSI has 3 locations in Florida, Green Arc 2 locations in Texas and one location in Louisiana, Trico has two locations in northern California, and Complete Welding has one location in southern California.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.